Exhibit 10.17

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, OR ANY STATE SECURITIES LAWS, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

Warrant to Purchase Common Stock

of

ProFlowers, Inc.

No. WC-	Date of Issuance – January 31, 2003

Void after January 31, 2013

ProFlowers, Inc., a Delaware corporation (the “Company”), hereby certifies that, in consideration for payment of $1.00 and for other good and valuable consideration received, Comerica Bank—California, a California banking corporation (including any successors and assigns, the Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (including any corporation which shall succeed to or assume the obligations of the Company hereunder) at any time or from time to time during the Exercise Period (as defined below) up to seventy one thousand four hundred twenty nine (71,429) fully paid and nonassessable shares of Common Stock of the Company, subject to adjustment as provided in Section 6 herein (the “Warrant Shares”). The purchase price per share of such Common Stock upon exercise of this Warrant shall be $3.15 (the “Purchase Price”), subject to adjustment as provided in Section 6 herein.

1. Exercise Period; Expiration. This Warrant may be exercised by the Holder at any time or from time to time before 5:00 PM, Pacific time, on the earlier of (a) January 31, 2013 or (b) immediately prior to the effective date of a Corporate Transaction (as defined below) (the ”Exercise Period”).

2. Exercise of Warrant.

2.1 Exercise of Warrant; Partial Exercise. During the Exercise Period, this Warrant may be exercised in full or in part by the Holder by surrender of this Warrant, together with the form of subscription attached hereto as Schedule 1, duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of an amount equal to the Purchase Price multiplied by the number of shares of Common Stock to be purchased hereunder. For any partial exercise hereof, the Holder shall designate in a subscription in the form of Schedule 1 attached hereto delivered to the Company the number of shares of Common Stock that it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

2.2 Exercise of the Warrant Shares Upon a Corporate Transaction. For the purposes of this Warrant, “Corporate Transaction” shall mean: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons (or their respective affiliates) holding those securities immediately prior to such transaction; or (ii) the sale, transfer or other disposition of all or susbstantially all of the Company’s assets in complete liquidation or dissolution of the Company. During the Exercise Period, the Company shall send notice to the Holder at least twenty (20) days prior to the occurrence of a Corporate Transaction. If the Holder does not exercise the Warrant in accordance with Section 2.1 hereof during such twenty (20) day period, the Warrant shall be deemed exercised under Section 3.1 hereof immediately prior to its termination.

3. Net Issuance.

3.1 Right to Convert. The Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 3 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the ”Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or an cash or other consideration) that number of shares of fully paid and nonassessable shares of Common Stock computed using the following formula:

X = Y (A - B)

    A

Where	X	=	the number of shares of Common Stock to be delivered to the Holder

	Y	=	the number of Converted Warrant Shares

	A	=	the fair market value (as determined by Section 3.3 below) of one share of the Common Stock on the Conversion Date (as defined below)

	B	=	the Purchase Price (as adjusted through the Conversion Date)

The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

3.2 Method of Exercise of Conversion Right. During the Exercise Period, the Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

3.3 Determination of Fair Market Value. For purposes of this Section 3, fair market value of a share of Common Stock on the Conversion Date shall mean:

(1) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date immediately prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

(2) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date immediately prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

(3) If there is no public market for the Common Stock, then the fair market value shall be determined in good faith by the Board of Directors of the Company.

4. When Exercise Effective. Unless a later date is otherwise specified by Holder, the exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2.1, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 5, shall be deemed to be the record holder of such Common Stock for all purposes.

5. Delivery on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (in compliance with the provisions of Section 12.1), a certificate or certificates for the number of fully paid and nonassessable full shares of Common Stock to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current fair market value of one full share of Common Stock as determined in good faith by the Board of Directors of the Company.

6. Adjustments. The number and kind of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

6.1 Dividends, Distributions, Stock Splits or Combinations. If the Company shall at any tune or from time to time after the date hereof (a) make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of common or preferred stock (as the case may be), (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then and in each such event the Purchase Price then in effect and the number of shares issuable upon exercise of this Warrant shall be appropriately adjusted.

6.2 Reclassification or Reorganization. If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 6.1 above, or pursuant to a Corporate Transaction), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

6.3 Notice of Adjustments and Record Dates. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Purchase Price and the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

6.4 When Adjustments To Be Made. No adjustment in the Purchase Price shall be required by this Section 6 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than 1% in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten (10) business days prior to the end of the Expiration Period. All calculations under this Section 6.4 shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

7. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

8. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

9. Representations of Holder. The Holder (and its affiliates) hereby represents, covenants and acknowledges to the Company that:

(1) this Warrant and the Warrant Shares are “restricted securities” as such term is used in the rules and regulations under the Act and that such securities have not been and will not be registered under the Act or any state securities law, and that such securities must be held indefinitely unless a transfer can be made pursuant to appropriate exemptions;

(2) the Holder (and its affiliates) has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(3) the Holder (and its affiliates) is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

(4) the Holder (and its affiliates) is an “accredited investor” within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) and an “excluded purchaser” within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and

(5) the Holder (and its affiliates) (i) has received all information the Holder has requested from the Company and considers necessary or appropriate for deciding whether to acquire this Warrant, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Holder, and (iii) has such knowledge and experience in financial and business matters such that the Holder is capable of evaluating the merits and risks of the investment in this Warrant.

10. Representations of Company. The Company hereby represents and warrants to the Holder as follows:

(1) All Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(2) The Company’s capitalization table provided to Holder is true and complete as of the Date of Issuance.

11. Information Rights. So long as the Holder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques sent to all of the stockholders of the Company, (b) within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for such year, which shall be prepared in accordance with generally accepted accounting principles (“GAAP”) setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and duly certified by independent public accountants of national recognition selected by the Board of Directors of the Company; and (c) within sixty (60) days after the end of each calendar quarter, a preliminary consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such quarter and preliminary consolidated and consolidating statements of income, stockholders’ equity and cash flow for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, which shall be prepared in accordance with GAAP setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and compared to budget, all in reasonable detail.

12. Miscellaneous.

12.1 Limitations on Disposition; Compliance with Securities Laws on Transfer. This Warrant and the Warrant Shares may not be transferred or assigned in whole or in part (i) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 12.1 and the other provisions of this Warrant (including without limitation Section 12.9) as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable (except in connection with a transfer to an affiliate in accordance with the provisions of Section 12.2 below), and (ii) without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, including without limitation, Comerica Incorporated, or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with

Rule 144(f), and the Company is provided with a copy of Holder’s written notice of proposed sale.

12.2 Transfer of Warrant. This Warrant is not transferable or assignable by the Holder without the express written consent of the Company and subject to compliance with the provisions of Section 12.1 above. Notwithstanding the foregoing, Holder may transfer all or part of this Warrant to its affiliates, including, without limitation, Comerica Incorporated, at any time without consent of the Company, and such affiliate shall then be entitled to all of the rights and bound by all of the obligations (including without limitation Section 12.9) of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises the Warrant.

12.3 Notices. Any notice required or permitted under this Warrant shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or by overnight courier to the Company at the address set forth below on the signature page to this Warrant or to such other address as may be furnished in writing to the other party hereto. All notices to the Holder shall be addressed as follows:

Comerica Bank—California

Attn: Warrant Administrator

Technology and Life Sciences Division

P.O. Box 7279

San Francisco, CA 94120-7279

12.4 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

12.5 Amendments and Waivers. Any term of this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

12.6 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.7 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

12.8 Legends. The Warrant Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, OR ANY STATE SECURITIES LAWS, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

In addition, the Warrant and the Warrant Shares may contain any legend required by the laws of the state of California, including and legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code and any legend required to be placed on the securities purchased by investors in any future sale or offering of securities.

12.9 Market Stand-Off Agreement. Holder hereby agrees that, during the period of duration specified by the Company and by the managing underwriter of Common Stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that such market stand-off time period shall not exceed 180 days; and, provided further, that all officers, directors and holders of 3% or greater of the Company’s Common Stock agree to similar provisions and such provisions are in full force and effect and are not waived in any respect or have been waived ratably with respect to each holder. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the any securities of the Company held by Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 12.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: January 31, 2003	PROFLOWERS, INC.

	By:	/s/ BILL STRAUSS
Bill Strauss Chief Executive Officer

Address:	5005 Wateridge Vista Drive
San Diego, CA 92121

COMERICA BANK—CALIFORNIA

	By:	/s/
	Its:	SVP

Address:	11512 El Camino Real #350
San Diego CA 92130

SCHEDULE 1

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

To: ProFlowers, Inc.

1. The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,             * shares of common stock of ProFlowers, Inc., and herewith makes payment of $             therefor, and requests that the certificates for such shares be issued in the name of, and delivered to             , whose address is             .

1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to              of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing, said shares in the name of the undersigned or in such other name as is specified below:

*Insert here the number of shares as to which the Warrant is being exercised.

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature must conform in all respects to name of
the Holder (or Registered Assignee) as specified on
the face of the Warrant)

(Print Name)

(Address)

Dated: